Transamerica Life Insurance and Annuity Company Home Office: 401 N. Tryon Street Charlotte, NC 28202 A Stock Company






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About your certificate
------------------------------------



This certificate is a legal contract between you, the "owner",  and Transamerica
Life Insurance and Annuity Company (referred to as "we", "us", and "our" in this certificate). Please read it carefully.

This certifies that the owner of this certificate is participating under a group annuity contract. As such, the owner will be entitled to certain benefits provided under this certificate, subject to its provisions. This certificate describes the owner's rights under the group annuity contract.

Right to Cancel The owner may cancel this certificate by returning it to: (a) the agent or (b) Transamerica Life Insurance and Annuity Company, Annuity
Service Center, P.O. Box 31848, Charlotte, North Carolina 28231-1848, before midnight of the tenth day after receipt of the certificate. The return of the certificate will be effective as of the date the notice is received. We will refund an amount equal to the sum of: (i) all purchase payments allocated to the general account options less any withdrawals; and (ii) the variable accumulated value of the certificate.


PAYMENTS AND VALUES PROVIDED UNDER THIS CERTIFICATE WHEN BASED ON THE INVESTMENT
PERFORMANCE  OF THE VARIABLE  ACCOUNT ARE VARIABLE AND ARE NOT  GUARANTEED AS TO
DOLLAR  AMOUNT.  REFER  TO PAGE 7 FOR  ADDITIONAL  INFORMATION  ON THE  VARIABLE
ACCOUNT.

                 TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

                         Nooruddin Veerjee        James W. Dederer
                          PRESIDENT                GENERAL COUNSEL AND SECRETARY






-------------------------------------------
                          Certificate of participation
                            issued in connection with
      Group flexible premium deferred annuity contract form no. TGP-711-197
                  Variable and fixed dollar settlement options
                          Separate Account Investments
                     Non-participating - No annual dividends


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Information page
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                   Certificate Information                                       Beneficiary Information
-------------------------------------------------------------- ------------------------------------------------------------
-------------------------------------------------------------- ------------------------------------------------------------

Certificate Number:                7833432                     Beneficiary:               Robert L. Thompson
Certificate Effective Date         March 30, 1999              Date of Birth:             October 5, 1939
Income Tax Status:                 Non-Qualified               Beneficiary:               N/A
Group Annuity Contract Number:        582331                   Date of Birth:             N/A
Initial Purchase Payment:          $2,000.00                   Additional Beneficiary(ies) On File:    N
Annuity Date:                      November 17, 2036

-------------------------------------------------------------- ------------------------------------------------------------
                      Owner Information                                           Annuitant Information
-------------------------------------------------------------- ------------------------------------------------------------

Owner:                             Sharon K. Thompson          Annuitant:                 Sharon K. Thompson
Date of Birth:                     November 17, 1951           Date of Birth:             November 17, 1951
Tax ID Number:                     ###-##-####                 Tax ID Number:             ###-##-####

-------------------------------------------------------------- ------------------------------------------------------------
-------------------------------------------------------------- ------------------------------------------------------------
                   Joint Owner Information                                     Joint Annuitant Information
-------------------------------------------------------------- ------------------------------------------------------------

Joint Owner:                       None.                       Joint Annuitant:           None.
Date of Birth:                     N/A                         Date of Birth:             N/A
Tax ID Number:                     N/A                         Tax ID Number:             N/A

-------------------------------------------------------------- ------------------------------------------------------------
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                     Allocation of Initial Purchase Payment
---------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------- ------------------------------------------------------------
General Account Options
Fixed Account                                    100.00%
Initial Interest Rate:     8.00%                               Total Allocation:                           100%

-------------------------------------------------------------- ------------------------------------------------------------

The data above reflects the information you provided us to issue this certificate. If you wish to change/correct any information on this page or for inquiries regarding coverage or customer service please call us immediately at our service center.

SERVICE CENTER:                Transamerica Life Insurance and Annuity Company
                               Annuity Service Center
                               P.O. Box 31848
                               Charlotte, North Carolina  28231-1848
                               1-800 258-4260









Information page (continued)


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                             ANNUAL CHARGES AND FEES
                          Charges   and  fees  at  the  time  we   issued   this
certificate are shown below.
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--------------------------------------------------------------- --------------------------------------------------------------
Mortality and Expense Risk Charge                               [1.20% of the assets in each variable sub-account]
--------------------------------------------------------------
                                                                -------------------------------------------------------------
Administrative Expense Charge                                   [0.15% of the assets in each variable sub-account]
                                                                -------------------------------------------------------------
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Transfer Fee                                                    $10 for each transfer over [twelve] in each certificate year
                                                                -------------------------------------------------------------
--------------------------------------------------------------  [Currently None]
Systematic Withdrawal Fee
--------------------------------------------------------------  -------------------------------------------------------------
                                                                [($30 or 2% of the account value if less)]
Account Fee (before the annuity date)                           [(We  will  waive if account value is over $50,000)]
                                                                -------------------------------------------------------------
--------------------------------------------------------------  [$30]
Annuity Fee (after the annuity date)
--------------------------------------------------------------


--------------------------------------------------------------- --------------------------------------------------------------
--------------------------------------------------------------- --------------------------------------------------------------
Living Benefits Rider Fee                                       [If elected, 0.05% of the account value ]
                                                                [This fee will be deducted monthly]
--------------------------------------------------------------- --------------------------------------------------------------
--------------------------------------------------------------- --------------------------------------------------------------
Additional Death Benefit Percentage                             [If elected, a maximum of 40% of the account value ]
   Death Benefit Rider Charge                                     [$850]
   Rider Expiry Date                                              [85 Years]
--------------------------------------------------------------- --------------------------------------------------------------

                         CONTINGENT DEFERRED SALES LOAD
                  Number of Complete Years                    Contingent Deferred Sales Load
                  From Receipt of Purchase Payment            as a Percentage of Purchase Payment
                  Less than 1 year................................................6%
                  1 year but less than 2 years....................................6%
                  2 years but less than 3 years...................................5%
                  3 years but less than 4 years...................................5%
                  4 years but less than 5 years...................................4%
                  5 years but less than 6 years...................................4%
                  6 years but less than 7 years...................................2%
                  7 or more years.................................................0%

Additional Information

          Minimum Initial Purchase Payment:                                     [$5,000]
                                                                                [$2,000 for IRA's]

          Additional Purchase Payment Minimum:                                  [$1,000]

          Maximum Total Purchase Payment(s):                                    [$1,000,000]

          Minimum Initial Variable Sub-account Allocation or Transfer:          [$1,000]

          Minimum Initial Fixed Account Allocation or Transfer:                 [$1,000]

          Minimum for Each Guarantee Period Allocation or Transfer:             [$1,000]

          Maximum Transfer Percentage
         from the Fixed Account:                                                [10%]

          Minimum Account Value:                                                [$2,000]

-
Table of Contents


                                                                                                 PAGE

                    INFORMATION PAGE...............................................................2 & 2A

                    DEFINITIONS....
                    ......................................................................................................
                    5

                    OWNER, ANNUITANT, BENEFICIARY...............................................................6

                    ESTABLISHING THIS CERTIFICATE...................................................................6

                    THE                                                                                            VARIABLE
                    ACCOUNT................................................................................... 7

                    THE                                                                                             GENERAL
                    ACCOUNT.....................................................................................8

                    TRANSFER
                    PROVISIONS.....................................................................................10

                    WITHDRAWAL PROVISIONS..............................................................................10

                    SETTLEMENT OPTION PROVISIONS ...............................................................12

                    SETTLEMENT OPTION PAYMENTS...................................................................13

                    DEATH BENEFIT PROVISIONS ...........................................................................14

                    CHARGES, FEES AND SERVICES .................................. ...................................15

                    GENERAL                                                                                      PROVISIONS
                    .......................................................................................16

                    APPENDIX - ANNUITY RATE TABLES..............................................................18



Definitions

     TCG-311-197 Page 25 Account Value The sum of the variable accumulated value and the general account options accumulated value.

Annuity Date
The date the annuitization phase of this certificate begins. The annuity date is shown on the Information Page.

Cash Surrender Value
The amount we will pay to the owner if the certificate is surrendered on or before the annuity date. The cash surrender value is equal to the account value; less the account fee, if any; less any applicable interest adjustment, contingent deferred sales load, or premium tax charges.

Certificate
This certificate describes your coverage and participation under the group annuity contract.

Certificate Anniversary
The anniversary each year of the certificate effective date as shown on the Information Page.

Certificate Year
The 12-month period starting on the certificate effective date and ending with the day before the certificate anniversary, and each 12-month period thereafter.

Code
The Internal Revenue Code of 1986, as amended, and the rules and regulations issued under it.

Fixed Account
An account which credits a rate of interest for a period of at least twelve months for each allocation or transfer.

General Account
The assets of the Company that are not allocated to a separate account.

General Account Options Accumulated Value
The total dollar value of all amounts the owner allocates or transfers to any general account option; plus interest credited; less any amounts withdrawn, applicable fees and premium tax charges, and/or transfers out to the variable account prior to the annuity date.


General Account Options
The fixed account and the guarantee period account offered by us in the general account. The general account options selected by the owner are shown on the Information Page.

Guarantee Period Account
An account which credits a guaranteed rate of interest for specified guarantee period(s). There may be several guarantee period(s) offered under the guarantee period account.

Guarantee Period
The number of years that a guaranteed rate of interest may be credited to a guarantee period account.

Guaranteed Interest Rate
The annual effective rate of interest after daily compounding credited to a guarantee period.

Portfolio
The investment portfolio underlying each variable sub-account in which we will invest any amounts the owner allocates to that variable sub-account.

Status (Qualified and Non-Qualified)
The status shown on the Information Page. This certificate has a qualified status if it is issued in connection with a retirement plan or program.

Valuation Day
Any day the New York Stock Exchange is open. To determine the value of an asset on a day that is not a valuation day, we will use the value of that asset as of the end of the next valuation day.

Valuation Period
The time interval between the closing (generally 4:00 p.m. Eastern Time) of the New York Stock Exchange on consecutive valuation days.

Variable Account
The variable account (separate account VA-6) is a separate account established and maintained by us for the investment of a portion of our assets.

Variable Accumulated Value
The total dollar value of all variable accumulation units under this certificate prior to the annuity date.

Variable Accumulation Unit
A unit of measure used to determine the variable accumulated value before the annuity date. The value of a variable accumulation unit varies with each variable sub-account.


Variable Sub-accounts
One or more divisions of the variable account each of which invests solely in shares of one of the portfolios. The variable sub-accounts selected by the owner are shown on the Information Page.

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Owner, Annuitant, Beneficiary
-----------------------------------------

Owner (Joint Owners)
The person(s) named on the Information Page who, while living, controls all rights and benefits under this certificate. If the owner is a trust that allows a person(s) other than the trustee to exercise the ownership rights under this certificate, such person(s) must be named annuitant(s) and will be treated as the owner.

If joint owners are named, the joint owners share ownership in this certificate equally with the right of survivorship. The right of survivorship means that if a joint owner dies, his or her interest in the certificate will pass to the surviving joint owner subject to the death benefit provisions.

The owner(s) is entitled to designate the annuitant, beneficiary or other payee, settlement option, and annuity date. The owner must notify us at our service center to make changes to these designations in a form and manner acceptable to us.

Annuitant (Joint Annuitant)
The person(s) named on the Information Page whose age and sex is used to determine the amount of settlement option payments on the annuity date. If a joint annuitant is named, that joint annuitant must be the annuitant's spouse. The joint annuitant will become the annuitant if the annuitant dies. If there is no joint annuitant and the annuitant dies, an individual owner will become the new annuitant until the owner names another annuitant.

If the owner is an individual, the annuitant(s) may be changed by the owner at any time before the annuity date. Any such change will be subject to the then current underwriting requirements. We reserve the right to reject any change of the annuitant(s) which has been made without our prior written consent.

If the owner is not an individual, the annuitant(s) may not be changed.

Beneficiary
The person(s) named on the Information Page who is designated to receive the amounts payable under this certificate if:

      The owner dies before the annuity date and there is no joint owner; or

      The owner dies after the annuity date and settlement option payments have begun under a selected settlement option that guarantees payments for a certain period of time.

The interest of any beneficiary who dies before the owner will terminate at time of death of such beneficiary.

A  beneficiary  may be named or  changed  at any  time.  Any  change  made to an
irrevocable   beneficiary   must  also  include  the  written   consent  of  the
beneficiary, except as otherwise required by law.

If more than one beneficiary is named, each named beneficiary will share equally in any benefits or rights granted by this certificate unless the owner gives us other instructions at the time the beneficiaries are named.

Establishing this Certificate

          This certificate was established on the certificate effective date shown on the Information Page.

Any time before the annuity date the owner may make additional purchase payments to this certificate. We reserve the right to not accept additional purchase payments beyond certain attained ages of the owner or annuitant.

The owner may allocate purchase payments to one or more of the variable sub-accounts or general account options we offer at the time we receive a purchase payment. We reserve the right to limit the total number of investment options that may be chosen over the lifetime of the certificate.

All purchase payments are subject to the conditions listed below.

Purchase Payment Provisions
Payment and Acceptance of Purchase Payments
Purchase payments are payments the owner makes to us for the benefits under this certificate. All purchase payments must be made to either an agent designated by us or our service center.

The initial purchase payment, as shown on the Information Page, will be credited to the variable sub-accounts and/or general account options according to the owner's instructions within two business days of the date our service center receives both the initial purchase payment and sufficient information, in a form and manner acceptable to us, to issue this certificate.

Additional purchase payments will be credited on the date we receive them at our service center and are subject to the conditions listed below. Purchase payments must:

      Meet the additional payment minimum shown on the Information Page.

      Not exceed any federal or state limitations during any taxable year; and

      Not exceed the maximum total purchase payment amount, as shown on the Information Page, without our prior approval.

We may return to the owner any purchase payments that do not meet the conditions described in this section.


Allocating Each Purchase Payment
Allocations the owner makes to the variable sub-accounts and general account options are subject to the following conditions. The owner must allocate:

      In whole number percentages;

      A minimum of 10% of each purchase payment to any variable sub-account or general account option.

      Not  less  than  the  variable   sub-account  minimum,  as  shown  on  the
     Information Page, to variable sub-accounts with a zero balance.

      Not less than the fixed account and guaranteed period account minimum, as shown on the Information Page.

The owner may change allocation elections for future purchase payments any time before the annuity date by notifying us at our service center.

Continuation of this Certificate
If the owner stops making additional purchase payments to this certificate, the provisions of the certificate will continue in force until all values have been distributed. The owner may exercise all ownership rights under this certificate during that time, including making withdrawals and applying the annuity amount, as defined in the settlement option provisions section, to provide payments under a settlement option described in this certificate.

--------------------------------------
The Variable Account
--------------------------------------

The variable account is a separate investment account established and maintained by the Company for the investment of a portion of our assets pursuant to North Carolina Insurance Law. We will use the assets of the variable account to buy shares in the various portfolios. Purchase payments allocated or transfers made to one or more variable sub-accounts will become a part of the variable account.

The assets of the variable account are owned by us. The assets in the variable account are not chargeable with liabilities arising out of any other business we conduct, except to the extent that they exceed the reserves and other liabilities of the variable account. The assets of the variable account maintained under this certificate will be kept separate from the assets held in our general account.

Variable Sub-accounts
The variable account is composed of a number of variable sub-accounts. The investment performance of each variable sub-account is linked directly to the investment performance of the underlying portfolio.

We cannot and do not guarantee that any of the variable sub-accounts will always be available for investment. We reserve the right, subject to compliance with applicable federal or state law, rules or regulations, to add, delete, or substitute the variable sub-accounts or the portfolio shares held by a variable sub-account, if we believe that further investment in the shares is no longer appropriate or shares in a portfolio become no longer available for investment. We will send written notification to the owner of such changes.

Variable Accumulation Unit
A variable accumulation unit is a unit of measure we use to determine the variable accumulated value each day before the annuity date. The variable accumulated value is the total dollar value of all variable accumulation units for each variable sub-account. The value of a variable accumulation unit varies with each variable sub-account. Purchase payments allocated or transfers made to a variable sub-account are credited to the variable accumulated value in the form of variable accumulation units. Transfers, withdrawals, or fees made from a variable sub-account will result in the cancellation of variable accumulation units.

Each time a purchase payment is allocated or a transfer is made to a variable sub-account, the number of variable accumulation units credited will be determined. We will determine the number of variable accumulation units by dividing the total amount allocated by the value of that variable sub-account's variable accumulation unit for the valuation day on which either we received the purchase payment allocation or transfer request at our service center.

The value of a variable accumulation unit for each variable sub-account is determined by multiplying the value of that unit at the end of the prior valuation period by the net investment factor of the variable sub-account for the valuation period. The value of a variable accumulation unit may increase or decrease.

Net Investment Factor
The net investment factor is the formula that measures the investment performance of a variable sub-account from one valuation period to the next. For any variable sub-account, the net investment factor for a valuation period is determined by dividing (A) by (B), then subtracting (C) where;

     (A) is The net asset value per share held in the variable sub-account, as of the end of the valuation period; plus (minus)

The per-share amount of any dividend or capital gain distributions if the "ex-dividend" date occurs in the valuation period; plus (minus)

A per-share charge or credit as of the end of the valuation period for tax reserves for realized and unrealized capital gains, if any.

 (B) is
The net asset value per share held in the variable sub-account as of the end of the prior valuation period.

(C) is
The daily mortality and expense risk charge multiplied by the number of calendar days in the current valuation period; plus

The daily administrative expense charge multiplied by the number of calendar days in the current valuation period.

--------------------------------------------
The General Account
--------------------------------------------

The Company's general account includes all assets not allocated to one of the Company's separate accounts. The general account options under this certificate include a fixed account and a guarantee period account to which the owner may allocate purchase payments and transfers.


Fixed Account
Crediting of Interest
We will establish effective annual rates of interest for any amounts allocated or transferred to this fixed account from time to time. Any purchase payment allocation or transfer to the fixed account will be credited interest at the rate applicable for its class. We guarantee that the rate of interest in effect for any amounts allocated or transferred will remain in effect for at least twelve months from the date such allocation or transfer is made. At any time after the end of the twelve month period for a particular allocation, we may change the annual rate of interest without prior notice. We guarantee that any subsequent change in the annual rate of interest will remain in effect for a minimum of twelve months from the effective date of change.

Interest will be credited on a daily basis at a daily rate which is equivalent to the effective annual interest rate for that allocation. The effective annual interest rate applicable to an allocation will never be less than 3% annually.

Transfer Limitations
Transfers from and to the fixed account are subject to the following conditions:

      The owner may make four transfers from the fixed account to the variable account each certificate year. The total amount transferred may not exceed the maximum amount allowed for any certificate year. We reserve the right to waive this limitation.

      The maximum amount that may be transferred each certificate year is a percentage of the value of the fixed account as of the last certificate anniversary less any prior transfers made that certificate year. The percentage rate, which will be declared by the Company from time to time, will not be less than 10 percent. The percentage rate on the certificate effective date for the maximum transfer amount is shown on the Information Page.

      Amounts from the fixed account may not be transferred to any guarantee period or variable sub-account as identified by us whose underlying portfolio's assets consist of more than 50% investment in income producing securities, such as the money market accounts, certificates of deposit, U.S. Treasury or other U.S. Government securities, bonds or any other fixed income investment.

      Each time an amount is transferred from the fixed account into the variable account, the owner may not transfer any amounts back to the fixed account for six months following the date of the original transfer.

Guarantee Period Account
Guarantee Periods
Each purchase payment allocation or transfer to the guarantee period account will establish a new guarantee period. Each guarantee period offers a specified duration with a corresponding guaranteed interest rate. The owner may not select a guarantee period whose duration will extend beyond the annuity date, as described in the settlement option provision section. We will never offer a guarantee period with a duration of less than a year.

Crediting of Interest
We will establish a guaranteed interest rate for each guarantee period. This rate will remain in effect for the specified duration of the guarantee period. Interest will be credited on a daily basis at a daily rate which is equivalent to the effective annual guaranteed interest rate for that guarantee period. The guaranteed interest rate applicable to a guarantee period will never be less than 3% annually.

Interest Adjustment
We will deduct an interest adjustment from amounts withdrawn or transferred from a guarantee period before the end of the guarantee period. We will not make an interest adjustment upon the death of the owner or within the 30-day period before the end of the guarantee period. We may waive the interest adjustment in connection with certain options offered with this certificate.

Any applicable interest rate adjustment will be calculated by multiplying the amount withdrawn, transferred or annuitized before the reduction for any contingent deferred sales load by the formula described below:

         [(1 + I)/(1 + J + .005)]n/12 - 1

   I = The guaranteed interest rate credited to the current guarantee period.

   J = The current interest rate offered for a guar-antee period equal to the number of years remaining in the current guarantee period (fractional years are rounded up to the next full year). If no guarantee period equal to the number of years remaining in the current guarantee period is available, the rate will be established by linear interpolation.

   N = The number of full months remaining to the end of the current guarantee period.

The interest adjustment will be made if the current interest rate plus .005 is greater than the guaranteed interest rate.

The interest adjustment will never reduce the amount under a guarantee period to less than the purchase payment allocation or transfer amount which initiated the guarantee period; less any prior withdrawals or transfers; plus daily interest accumulated at a 3% annual rate. There will be no upward adjustments.

Guarantee Period Expiration
At least 45 days, but not more than 60 days, prior to the expiration date of a guarantee period, we will notify the owner as to the options available when a guarantee period expires. The owner may elect to transfer the amount held in that guarantee period to another general account option or to a variable sub-account being offered by us at that time. The transfer request must be received no later than the day immediately following the end of the expiring guarantee period.

If no election is made, we will establish a new guarantee period of the same duration as the expiring guarantee period, if offered, with a new guaranteed interest rate declared by us for that guarantee period. If we are not currently offering guarantee periods with the same duration as the expiring guarantee period, the new guarantee period will be the next higher duration. If the guarantee period extends beyond the annuity date, we will then select the longest period that will not extend the guarantee period beyond such date.

--------------------------------------------
Transfer Provisions

--------------------------------------------

The owner may transfer all or a portion of the account value between and among the variable sub-accounts and general account options subject to the limitations as described in this section and the general account section of this certificate.

All transfer requests must specify (a) the amount of the transfer; (b) the variable sub-account or general account option from which the transfer is to be made; and (c) the variable sub-account or general account option which is to receive the transfer. All transfers will be made as of the valuation day we receive the request at our service center.

Before the annuity date, transfers in excess of the maximum per certificate year, as shown on the Information Page, will be subject to a transfer fee, as described in the charges, fees and services section of this certificate. We reserve the right to waive the transfer fee.

After the annuity date, transfers are only permitted if a variable payment option is elected. Such transfers among the variable sub-accounts are limited to four per certificate year. We reserve the right to change the number of transfers available after the annuity date.

The minimum amount that may be transferred from a variable sub-account, the fixed account or any guarantee period under the guarantee period account is the lesser of $1,000 or the entire value of the variable sub-account, fixed account or guarantee period from which the transfer is being made. The minimum amount that may be initially allocated or transferred into a variable sub-account or the fixed account is shown on the Information Page. The minimum amount that must always be transferred into any guarantee period is shown on the Information Page. We reserve the right to waive the minimum(s) in connection with certain options offered with this certificate.

Withdrawal Provisions

Before the annuity date and subject to the conditions below the owner may:

      Withdraw a portion of the account value for cash subject to any applicable interest adjustment; contingent deferred sales load, and premium tax charges; or

     Automatically withdraw a portion of the account value by electing the systematic withdrawal option; or

      Withdraw the cash surrender value and terminate this certificate.
Any amount withdrawn that exceeds the allowed amount, as described below, may be subject to a contingent deferred sales load. All withdrawals will be made from purchase payments on a first in, first out basis and then from earnings.

Partial Withdrawal Provisions
-----------------------------------------------------------------
Partial withdrawals taken from the variable sub-accounts or general account options are subject to a minimum withdrawal amount equal to the lesser of $1,000 or the entire value of the variable sub-account, fixed account or guarantee period from which the withdrawal is being made. We reserve the right to limit the number of partial withdrawals that may be taken from the general account options in any certificate year. We reserve the right not to process any withdrawal if the resulting account value is below the minimum, as shown on the Information Page.

Systematic Withdrawal Option
The owner may elect to automatically receive a series of partial withdrawals under the systematic withdrawal option subject to the following conditions:

      Systematic withdrawals may be subject to a fee as described in the charges, fees and services section of this certificate.

      Systematic withdrawals may only be taken from variable sub-accounts and general account options as designated by us from time to time. We reserve the right to prospectively change such designations.

The owner may terminate systematic withdrawals at any time by notifying us at our service center. Once the option has been terminated, it may not be elected again for a twelve month period. Systematic withdrawals will automatically terminate if the certificate is annuitized, surrendered or otherwise distributed as a result of the owner's death.

Surrender of this Certificate
The owner may surrender this certificate to us for its cash surrender value on or before the annuity date. Surrender of the certificate will be subject to any withdrawal limitations imposed under applicable federal or state law, rules or regulations.

Payment of the cash surrender value to the owner will be in full settlement of our liability under the certificate.

Withdrawal of Funds Without Charges
At the end of the free look period or 30 days after the certificate effective date, whichever is later, the owner may make withdrawals up to the allowed amount each certificate year before the annuity date without incurring a contingent deferred sales load.

The allowed amount is equal to 15% of purchase payments less than seven years old as of the last certificate anniversary, less any previous withdrawals taken in that certificate year. For the first certificate year, the allowed amount is equal to 15% of purchase payments as of the time of the first withdrawal, less any previous withdrawals taken that certificate year. Previous withdrawals include partial withdrawals and certain scheduled withdrawals, such as systematic withdrawals. Any amounts that exceed the allowed amount will be subject to a contingent deferred sales load. Purchase payments that are older than seven years old will not be subject to a contingent deferred sales load.

Amounts withdrawn from any guarantee period account may be subject to an interest adjustment as described in the general account section of this certificate.

Contingent Deferred Sales Load
A contingent deferred sales load may apply when a withdrawal from, or surrender of, this certificate occurs. For purposes of determining the contingent deferred sales load, all withdrawals are made first from purchase payments on a first-in, first-out basis and then from earnings.

We calculate the contingent deferred sales load separately for each purchase payment received by us. The contingent deferred sales load is a percentage of the withdrawn purchase payment.

The applicable contingent deferred sales load percentages, as shown on the Information Page, are based on the number of complete years from the receipt of the purchase payment(s) to the date of withdrawal.

Waiver of Contingent Deferred Sales Load We will waive the contingent deferred sales load:

     On the allowed amount.

      Upon annuitization on or after the first certificate anniversary, if the selected settlement option involves life contingencies.

      Upon the owner's death before the annuity date.

Settlement Option Provisions

      On the annuity date, we will apply the annuity amount, as defined below, to provide payments under the settlement option selected by the owner. The first settlement option payment will be made 30 days after the annuity date.


      Settlement option payments may be made in monthly, quarterly, semi-annual or annual installments as selected by the owner.

The owner may change the annuity date and settlement and payment option by notifying our service center at least 30 days in advance of the annuity date.

The annuity date must be on or before the later of (A) and (B) where:

 (A) is the first day of the calendar month immediately preceding the month of the annuitant's or joint annuitant's 85th birthday, whichever is earlier, and;

 (B) is the first day of the month immediately following the tenth certificate anniversary.

The annuity date may not be earlier than the first day of the calendar month coinciding with the first certificate anniversary and may in no event be later than the earlier of the annuitant's or joint annuitant's 97th birthday.

After the annuity date, we will not allow the owner to make:

      Any changes to either the settlement or payment option;

      Additional purchase payments; or

      Any further withdrawals.

Annuity Amount
The annuity amount we will apply to provide payments is equal to the account value, less any interest adjustment, less any contingent deferred sales load, and less any premium tax charges.

Minimum Requirements
We reserve the right to offer a less frequent mode of payment than the mode selected by the owner or make a cash payment to the owner equal to the cash surrender value if:
      The annuity amount is less than $5,000; or

      The amount of the first fixed payment is less than $150; or

     The amount of the first variable payment is less than $150 or if a variable payment from a variable sub-account is less than $75.

If we make such a cash payment it will be in full settlement of our liability under this certificate.

Settlement Options
The settlement options the owner may choose from are listed below. For any settlement option involving life contingencies, it is possible that no settlement option payments will be made from this certificate if, after the annuity date but before the first settlement option payment is made, the annuitant and joint annuitant or contingent annuitant, as applicable, dies.

Life Annuity
Provides payments to the owner for as long as the annuitant lives. Payments will end with the payment due just before the annuitant's death and there is no provision for a death benefit payable to a beneficiary.

     Life Annuity with Period Certain Provides payments to the owner for the longer of: a) the annuitant's life; or (b) the period certain. The period certain may be 120, 180 or 240 months. If the annuitant dies during the period certain, payments will continue until the end of the period certain.

Life and Contingent Annuity
Provides payments to the owner for as long as the annuitant lives. If the annuitant dies, payments will continue for as long as the contingent annuitant lives in an amount equal to 50%, 66 2/3% or 100% of the original payment, as selected. Payments will then end with the payment due just before the contingent annuitant's death.

Joint and Survivor Annuity
Provides payments to the owner for as long as the survivor of the annuitant or joint annuitant lives. After the first annuitant dies, payments will continue for as long as the survivor lives in an amount equal to 50%, 66 2/3% or 100% of the original payment, as selected. Payments will then end with the payment due just before the death of the survivor.

Other Forms of Payment
Payments can be provided under other settlement options not described in this section. Contact our service center for more information.

Settlement Option Payments

      Settlement option payments may be fixed or variable or a combination of both.

      The fixed payment option provides for settlement option payments that remain constant and are not affected by the investment performance of the variable sub-accounts.
      The variable payment option provides for settlement option payments that vary based on the investment performance of the variable sub-account(s) selected by the owner. These payments may increase, decrease or remain the same.

Fixed Payment Option
Amount of Fixed Payment
The owner may elect to have all or a portion of the annuity amount applied to provide fixed payments. On the annuity date, we will determine the dollar amount of the fixed payments by applying the portion of the annuity amount allocated to provide fixed payments as a single payment based on the settlement option chosen and the age and sex of the annuitant(s), using the appropriate guaranteed annuity rate tables. If required by law, we will use the appropriate unisex guaranteed annuity rate tables. The monthly annuity rate tables are contained in the appendix.

Variable Payment Option
Amount of First Variable Payment
The owner may elect to have all or a portion of the annuity amount applied to provide settlement option payments that vary based on the investment performance of selected variable sub-accounts. The amount of the first variable payment will be equal to the benefit that could be purchased by applying the portion of the annuity amount allocated to provide the variable payments as a single payment based on the settlement option chosen and age and sex of the annuitant(s) using the appropriate guaranteed annuity rate tables. If required by law, we will use the appropriate unisex guaranteed annuity rate tables. The monthly annuity rate tables are contained in the appendix.

Amount of Subsequent Variable Payments
We determine the dollar amount of the second and subsequent variable payments by first identifying the number and value of the variable annuity units for each variable sub-account. Variable annuity units are the unit of measure used to determine such payments. For each payment we multiply the number of variable annuity units by the value of the variable annuity units for each variable sub-account.

The number of variable annuity units for each variable sub-account will remain the same for the second and subsequent variable payments (unless amounts are transferred to or from a variable sub-account) and the value of the variable annuity units in each variable sub-account will vary. As a result of the variation in the value of variable annuity units for each variable sub-account between payments, the dollar amount of each variable payment after the first may increase, decrease or remain the same.

Number of Variable Annuity Units
The number of variable annuity units for each variable sub-account is determined by dividing the first variable payment by the value of the variable annuity units of each variable sub-account on the annuity date.

Value of Variable Annuity Units
The variable annuity unit values depend on the net investment factor and the assumed interest rate. The value of a variable annuity unit for each variable sub-account for any valuation day is equal to (A) times (B) times (C), where:

(A) is the variable annuity unit value on the immediately preceding valuation day;

(B) is the net investment factor (determined in accordance with the net investment factor provision on Page 7), for the valuation period just ended; and

(C) is the investment result adjustment factor (.99989255)n, which recognizes an assumed interest rate of 4% per year. The Company reserves the right to offer other assumed interest rates with appropriate investment result adjustment factors. The "n" in the investment result adjustment factor is the number of days since the preceding valuation day.

Once settlement option payments begin, we guarantee the amount of each variable payment will not be affected by variations in expenses or mortality experience.

Death Benefit Provisions

We must distribute death benefits or continue making settlement option payments under this certificate according to the requirements of Code Section 72(s) as long as this certificate is in force or benefits remain to be paid.

We will not accept any additional purchase payments after the death of the owner or joint owner.

If any ownership change is made, the death benefit under this certificate may be reduced in accordance with our then current underwriting rules. Such reduction will never decrease the death benefit below the account value.

We must receive proof of death before any benefits are distributed from this certificate. Proof of death acceptable to us includes:

      A certified copy of a death certificate
      A certified copy of a court decree stating the cause of death A written statement by a medical doctor who attended the deceased Any other proof or documents we may require

Amount of Death Benefit
If the owner or joint owner dies before the annuity date and neither the deceased owner nor the joint owner had attained the age of 85, the guaranteed minimum death benefit is equal to the greatest of (A), (B) or (C) where:

(A) is the account value.

 (B) is 100% of purchase payments, less the sum of all withdrawals and any applicable premium tax charges.

(C) is the highest account value on any certificate anniversary, increased by the sum of all purchase payments received since that certificate anniversary, less the sum of all withdrawals and any applicable premium tax charges since that anniversary.

The guaranteed minimum death benefit will be determined as of the end of the valuation period during which our service center receives both proof of death of the owner or joint owner and the written notice of the form of benefit elected by the person to whom the death benefit is payable.

Amount of Death Benefit after the Owner or Joint Owner attains age 85
If the owner or joint owner dies before the annuity date and either the deceased owner or surviving owner had attained the age of 85, the death benefit is equal to the account value. For purposes of calculating such death benefit, the account value is determined as of the date the death benefit is paid.

Death of Owner or Joint Owner before the Annuity Date
If the owner or joint owner dies before the annuity date, we will pay the death benefit as specified in this section. The entire death benefit must be distributed within five years after the owner's death. If the owner is not an individual, an annuitant's death will be treated as the death of the owner as provided in Code Section 72(s)(6). For example, this certificate will remain in force with the annuitant's surviving spouse as the new annuitant if:

      This certificate is owned by a trust; and

      The beneficiary shown on the Information Page is either the annuitant's surviving spouse, or a trust holding the certificate solely for the benefit of such spouse.

The manner in which we will pay the death benefit depends on the status of the person(s) involved in this certificate. The death benefit will be payable to the first person from the applicable list below:
If the owner is the annuitant:
      The joint owner, if any
      The beneficiary, if any

If the owner is not the annuitant:
      The joint owner, if any
      The beneficiary, if any
      The annuitant;
      The joint annuitant; if any

If the death benefit is payable to the owner's surviving spouse, (or to a trust for the sole benefit of such surviving spouse), we will continue this certificate with the owner's spouse as the new annuitant (if the owner was the annuitant) and the new owner (if applicable), unless such spouse selects another option as provided below.

If the death benefit is payable to someone other that the owner's surviving spouse, we will pay the death benefit in a lump sum payment to, or for the benefit of, such person within five years after the owner's death, unless such person(s) selects another option as provided below.

In lieu of the automatic form of death benefit specified above, the person(s) to whom the death benefit is payable may elect to receive it:

      In a lump sum; or

      As settlement option payments, provided the person making the election is an individual. Such payments must begin within one year after the owner's death and must be in equal amounts over a period of time not extending beyond the individual's life or life expectancy.

Election of either option must be made no later than 60 days prior to the one year anniversary of the owner's death. Otherwise, the death benefit will be settled under the appropriate automatic form of benefit specified above.

If the person to whom the death benefit is payable dies before the entire death benefit is paid, we will pay the remaining death benefit in a lump sum to the payee named by such person or, if no payee was named, to such person's estate.

If the death benefit is payable to a non-individual (subject to the special rule for a trust for the sole benefit of a surviving spouse), we will pay the death benefit in a lump sum within one year after the owner's death.

If the Annuitant Dies Before the Annuity Date
If an owner and an annuitant are not the same individual and the annuitant (or the last of joint annuitants) dies before the annuity date, the owner will become the annuitant until a new annuitant is selected.

Death after the Annuity Date
If an owner or an annuitant dies after the annuity date, any amounts payable will continue to be distributed at least as rapidly as under the settlement and payment option then in effect on the date of death.

Upon the owner's death after the annuity date, any remaining ownership rights granted under this certificate will pass to the person to whom the death benefit would have been paid if the owner had died before the annuity date, as specified above.

Survival Provision
The interest of any person to whom the death benefit is payable who dies at the time of, or within 30 days after, the death of the owner will also terminate if no benefits have been paid to such beneficiary, unless the owner had given us written notice of some other arrangement.

-----------------------------------------
Charges, Fees and Services
-----------------------------------------

Premium Tax Charge
Some jurisdictions impose on us a premium tax on annuities. If a premium tax is imposed, we reserve the right to deduct this amount from purchase payments or account value, as appropriate. For purposes of this certificate, premium tax charges include retaliatory taxes or other similar taxes.

Mortality and Expense Risk Charge
The amount of the annual mortality and expense risk charge is shown on the Information Page. The mortality and expense risk charge will be deducted on a daily basis from the assets in each variable sub-account as part of the calculation of the variable accumulation unit.

Administrative Expense Charge
The amount of the annual administrative expense charge on the certificate effective date is shown on the Information Page. The administrative expense charge will be deducted on a daily basis from the assets in each variable sub-account as part of the calculation of the variable accumulation unit.

We may change this charge upon 30 days advance written notice to the owner. Any increase in the administrative expense charge will apply prospectively to administrative expense charges deducted after the effective date of change. The administrative expense charge will not exceed an annual charge of 0.35%.

Transfer Fee
We reserve the right to impose a transfer fee for each transfer in excess of the number shown on the Information Page made during a single certificate year. The amount of the transfer fee on the certificate effective date is shown on the Information Page. This fee will not increase. The transfer fee will be deducted from the amount of the transfer prior to its reallocation. We reserve the right to waive the transfer fee.

Systematic Withdrawal Fee
We reserve the right to impose an annual processing fee for the systematic withdrawal option. The amount of the systematic withdrawal fee on the certificate effective date is shown on the Information Page. Any fee imposed will not exceed $25 per certificate year.

Account Fee
Before the annuity date, an annual account fee will be deducted from the account value on the last business day of each certificate year and if different, the date the certificate is surrendered. The amount of the annual account fee on the certificate effective date is shown on the Information Page. The account fee will be deducted on a pro rata basis from the account value. There will be no interest adjustment on any deductions from the guarantee period account for this fee.

We may change this fee prospectively upon 30 days advance written notice to the owner. Any increase will not result in the account fee exceeding a maximum annual account fee equal to the lesser of 2% of the account value or $60.

Annuity Fee
After the annuity date, an annual fee equal to the amount shown on the Information Page will be deducted in equal amounts from distributions made under the variable payment option. We reserve the right to waive this fee.

Statements of Account
At least once during each certificate year, we will send the owner a statement of account reflecting the account value of the certificate. Statements of account will cease to be provided to the owner after the annuity date.

-------------------------------
General Provisions
-------------------------------

Entire Contract
This certificate, the group certificate contract and any attached endorsements and riders are the entire contract.

Misstatement of Age and Sex
If the age or sex of the annuitant(s) and/or of any other measuring life has been misstated, the settlement option payments payable under this certificate will be whatever the annuity amount would provide for the correct age or sex of the annuitant(s) and/or of any other measuring life on the annuity date. Any underpayment by us, as a result of such misstatement, will be paid in a lump sum on the next settlement option payment made by us, and any overpayment will be deducted from the current or succeeding payments.

Proof of Existence and Age
Before making any payment under this certificate, we may require proof of the existence and age of the owner, the annuitant and/or any other measuring life. We may also require any other information as we may need in order to provide benefits under the certificate.

Changes
No provision of this certificate may be changed or waived unless done in writing and signed by two of our authorized officers. We will not make any change that reduces the amounts payable under this certificate unless the change is required by law. We will provide the owner a copy of any changes we make to this certificate.

Income Tax Qualification
This certificate is intended to qualify as an annuity contract for federal income tax purposes. All provisions in this certificate will be interpreted to maintain such tax qualification. We may make changes in order to maintain this qualification or to conform this certificate to any applicable changes made in the tax qualification requirements. We will provide the owner with a copy of any changes we make to this certificate.

Incontestability
This certificate is incontestable from the certificate effective date.

Assignment of this Certificate
To make ownership changes or assign rights to another person, the owner must notify us at our service center. An assignment or ownership change is not binding on us until we receive the necessary documentation and acknowledge the request. We are not responsible for the validity or effect - tax or otherwise - of any assignment or ownership change. If an ownership change is made, the death benefit under this certificate may be reduced in accordance with our then current underwriting rules.
Such reduction will never decrease the death benefit below the account value.

Payments by/to the Company
All purchase payments paid to us or amounts paid by us from this certificate will be made in the legal currency of the United States of America.

Delay of Payment or Transfer
Except as provided below, we will pay amounts due from this certificate within seven days of the date our service center receives both the request for such amount and all the necessary requirements in a form and manner acceptable to us.

We reserve the right to delay the payment of any benefits payable, amounts withdrawn or transfers requested from the variable account due to: (a) the closure of the New York Stock Exchange for reasons other than usual weekends, holidays or if trading on such Exchange is restricted; (b) the existence of an emergency as defined by the Securities and Exchange Commission of the United States Government or restrictions of trading by the Commission; or (c) delays permitted by the Securities and Exchange Commission for the protection of security holders.

We further reserve the right to delay payment of any withdrawal from the general account options for up to six months after we receive the request for withdrawal. If we delay payment for more than 30 days, we will pay interest as provided in this certificate on the withdrawal amount up to the date of payment.

Minimum Benefits
Any settlement option payments, cash surrender value or death benefits that may be available under this certificate will not be less than the minimum benefits required by any statute of the jurisdiction in which this certificate was issued.

Protection of Benefits/Proceeds
To the extent permitted by law, no payment of benefits or interest will be subject to the claim(s) of any creditor of any owner, annuitant or beneficiary or to any claim or process of law against any owner, annuitant or beneficiary.

Non-Participating
This certificate is classified as a non-participating certificate. It does not participate in our profits or surplus, and therefore no dividends are payable.

                                    APPENDIX

                               ANNUITY RATE TABLES

Applicability of Rates - The guaranteed annuity rates contained in Tables I, II and III will be used to provide a minimum guaranteed monthly annuity under the fixed annuity payment option. The annuity rates contained in Tables IV, V and VI will be used to determine the first monthly annuity payment under the variable annuity payment option.

The rates contained in this certificate are for each $1,000 applied under the applicable settlement option and do not include any applicable premium tax charges. Any applicable premium tax charges will be withdrawn as described in the premium tax charge provision of the certificate.

Tables I and II under the fixed annuity payment option and Tables IV and V under the variable annuity payment option, as applicable, will be used for all settlement options, subject to any limitations imposed under: (a) a retirement plan or program under which this certificate is issued; or (b) applicable federal or state law, rules or regulations which restrict the use of such rates. If any federal or state law, rules or regulations prohibits the use of the rates provided under these Tables, then the annuity rates provided under Tables III and VI, as applicable, will be used.

Rates Not Shown - Any rates not shown in the Tables contained in this certificate will be provided by us upon request.

                              APPENDIX (continued)

                    TABLES OF GUARANTEED ANNUITY RATES UNDER
                          FIXED ANNUITY PAYMENT OPTION

                              TABLE I - MALE RATES


                                      LIFE                      LIFE ANNUITY WITH PERIOD CERTAIN
                  Age               ANNUITY                   120 Months        180 Months       240 Months
--------------------------------------------------------------------------------------------------------------
                  40                   3.76                       3.76              3.75              3.73
                  41                   3.80                       3.79              3.78              3.76
                  42                   3.84                       3.83              3.82              3.80
                  43                   3.88                       3.87              3.86              3.83
                  44                   3.93                       3.92              3.90              3.87
                  45                   3.97                       3.96              3.94              3.91
                  46                   4.02                       4.01              3.98              3.95
                  47                   4.07                       4.06              4.03              3.99
                  48                   4.13                       4.11              4.08              4.03
                  49                   4.18                       4.16              4.13              4.08
                  50                   4.24                       4.21              4.18              4.13
                  51                   4.30                       4.27              4.23              4.17
                  52                   4.37                       4.33              4.29              4.22
                  53                   4.43                       4.40              4.34              4.28
                  54                   4.51                       4.46              4.41              4.33
                  55                   4.58                       4.53              4.47              4.38
                  56                   4.66                       4.60              4.54              4.44
                  57                   4.74                       4.68              4.60              4.50
                  58                   4.83                       4.76              4.67              4.56
                  59                   4.92                       4.84              4.75              4.61
                  60                   5.02                       4.93              4.83              4.68
                  61                   5.12                       5.02              4.90              4.74
                  62                   5.23                       5.12              4.99              4.80
                  63                   5.34                       5.22              5.07              4.87
                  64                   5.47                       5.33              5.16              4.93
                  65                   5.60                       5.45              5.25              5.00
                  66                   5.74                       5.57              5.35              5.06
                  67                   5.90                       5.69              5.45              5.12
                  68                   6.06                       5.83              5.55              5.18
                  69                   6.24                       5.97              5.64              5.24
                  70                   6.43                       6.11              5.74              5.30
                  71                   6.63                       6.26              5.84              5.35
                  72                   6.84                       6.42              5.95              5.41
                  73                   7.07                       6.58              6.05              5.45
                  74                   7.32                       6.74              6.14              5.50
                  75                   7.58                       6.91              6.24              5.54
                  76                   7.86                       7.08              6.33              5.57
                  77                   8.16                       7.26              6.42              5.61
                  78                   8.48                       7.43              6.50              5.63
                  79                   8.83                       7.61              6.58              5.66
                  80                   9.20                       7.79              6.65              5.68
--------------------------------------------------------------------------------------------------------------

Basis of Computation - The actuarial basis for the annuity rates contained in this Table I, is the 1983a Annuity Mortality Table for males, without projection, set back 5 years, with an interest rate of 3.5% per annum.






                              APPENDIX (continued)

                    TABLES OF GUARANTEED ANNUITY RATES UNDER
                          FIXED ANNUITY PAYMENT OPTION

                             TABLE II - FEMALE RATES


                                      LIFE                      LIFE ANNUITY WITH PERIOD CERTAIN
                  Age               ANNUITY                   120 Months        180 Months       240 Months
--------------------------------------------------------------------------------------------------------------
                  40                   3.58                       3.58              3.57              3.56
                  41                   3.61                       3.60              3.60              3.59
                  42                   3.64                       3.64              3.63              3.62
                  43                   3.67                       3.67              3.66              3.65
                  44                   3.71                       3.70              3.69              3.68
                  45                   3.74                       3.74              3.73              3.71
                  46                   3.78                       3.77              3.76              3.75
                  47                   3.82                       3.81              3.80              3.78
                  48                   3.86                       3.85              3.84              3.82
                  49                   3.90                       3.89              3.88              3.86
                  50                   3.95                       3.94              3.92              3.90
                  51                   4.00                       3.98              3.97              3.94
                  52                   4.05                       4.03              4.01              3.98
                  53                   4.10                       4.08              4.06              4.03
                  54                   4.15                       4.14              4.11              4.08
                  55                   4.21                       4.19              4.17              4.13
                  56                   4.28                       4.25              4.22              4.18
                  57                   4.34                       4.32              4.28              4.23
                  58                   4.41                       4.38              4.34              4.28
                  59                   4.48                       4.45              4.41              4.34
                  60                   4.56                       4.52              4.47              4.40
                  61                   4.64                       4.60              4.55              4.46
                  62                   4.73                       4.68              4.62              4.52
                  63                   4.82                       4.77              4.70              4.59
                  64                   4.92                       4.86              4.78              4.66
                  65                   5.03                       4.96              4.86              4.72
                  66                   5.14                       5.06              4.95              4.79
                  67                   5.26                       5.17              5.04              4.86
                  68                   5.39                       5.28              5.14              4.93
                  69                   5.52                       5.40              5.24              5.01
                  70                   5.67                       5.52              5.34              5.07
                  71                   5.82                       5.66              5.44              5.14
                  72                   5.99                       5.80              5.55              5.21
                  73                   6.17                       5.95              5.66              5.27
                  74                   6.36                       6.10              5.77              5.34
                  75                   6.57                       6.27              5.88              5.40
                  76                   6.80                       6.44              6.00              5.45
                  77                   7.04                       6.61              6.11              5.50
                  78                   7.31                       6.80              6.21              5.54
                  79                   7.60                       6.99              6.32              5.58
                  80                   7.91                       7.18              6.42              5.62
--------------------------------------------------------------------------------------------------------------

Basis of Computation - The actuarial basis for the annuity rates contained in this Table II, is the 1983a Annuity Mortality Table for females, without projection, set back 5 years, with an interest rate of 3.5% per annum.






                              APPENDIX (continued)

                    TABLES OF GUARANTEED ANNUITY RATES UNDER
                          FIXED ANNUITY PAYMENT OPTION

                            TABLE III - UNISEX RATES


                                      LIFE                      LIFE ANNUITY WITH PERIOD CERTAIN
                  Age               ANNUITY                   120 Months        180 Months       240 Months
--------------------------------------------------------------------------------------------------------------
                  40                   3.69                       3.69              3.68              3.66
                  41                   3.73                       3.72              3.71              3.70
                  42                   3.76                       3.76              3.75              3.73
                  43                   3.80                       3.79              3.78              3.76
                  44                   3.84                       3.83              3.82              3.80
                  45                   3.88                       3.87              3.86              3.83
                  46                   3.93                       3.92              3.90              3.87
                  47                   3.97                       3.96              3.94              3.91
                  48                   4.02                       4.01              3.98              3.95
                  49                   4.07                       4.06              4.03              4.00
                  50                   4.13                       4.11              4.08              4.04
                  51                   4.18                       4.16              4.13              4.08
                  52                   4.24                       4.22              4.18              4.13
                  53                   4.30                       4.27              4.24              4.18
                  54                   4.37                       4.33              4.29              4.23
                  55                   4.44                       4.40              4.35              4.28
                  56                   4.51                       4.47              4.42              4.34
                  57                   4.59                       4.54              4.48              4.40
                  58                   4.66                       4.61              4.55              4.45
                  59                   4.75                       4.69              4.62              4.51
                  60                   4.84                       4.77              4.69              4.57
                  61                   4.93                       4.86              4.77              4.64
                  62                   5.03                       4.95              4.85              4.70
                  63                   5.14                       5.05              4.93              4.76
                  64                   5.25                       5.15              5.02              4.83
                  65                   5.37                       5.26              5.11              4.89
                  66                   5.50                       5.37              5.20              4.96
                  67                   5.64                       5.49              5.29              5.03
                  68                   5.79                       5.61              5.39              5.09
                  69                   5.95                       5.75              5.49              5.15
                  70                   6.12                       5.88              5.59              5.22
                  71                   6.31                       6.03              5.69              5.28
                  72                   6.50                       6.18              5.80              5.34
                  73                   6.71                       6.33              5.90              5.39
                  74                   6.93                       6.49              6.01              5.44
                  75                   7.17                       6.66              6.11              5.49
                  76                   7.43                       6.84              6.21              5.53
                  77                   7.71                       7.01              6.31              5.57
                  78                   8.01                       7.19              6.40              5.61
                  79                   8.33                       7.37              6.49              5.63
                  80                   8.67                       7.56              6.57              5.66
--------------------------------------------------------------------------------------------------------------

Basis of Computation - The actuarial basis for the annuity rates contained in this Table III, is the 1983a Annuity Mortality Table, without projection, blended 60% males and 40% females, set back 5 years, with an interest rate of 3.5% per annum.





                              APPENDIX (continued)

                          TABLES OF ANNUITY RATES UNDER
                         VARIABLE ANNUITY PAYMENT OPTION

                              TABLE IV - MALE RATES


                                      LIFE                      LIFE ANNUITY WITH PERIOD CERTAIN
                  Age               ANNUITY                   120 Months        180 Months       240 Months
--------------------------------------------------------------------------------------------------------------
                  40                   4.08                       4.07              4.06              4.04
                  41                   4.12                       4.11              4.09              4.07
                  42                   4.16                       4.15              4.13              4.11
                  43                   4.20                       4.18              4.17              4.14
                  44                   4.24                       4.23              4.21              4.18
                  45                   4.29                       4.27              4.25              4.21
                  46                   4.33                       4.32              4.29              4.25
                  47                   4.38                       4.36              4.33              4.29
                  48                   4.44                       4.41              4.38              4.33
                  49                   4.49                       4.46              4.43              4.38
                  50                   4.55                       4.52              4.48              4.42
                  51                   4.61                       4.57              4.53              4.47
                  52                   4.67                       4.63              4.59              4.52
                  53                   4.74                       4.69              4.64              4.57
                  54                   4.81                       4.76              4.70              4.62
                  55                   4.88                       4.83              4.76              4.67
                  56                   4.96                       4.90              4.83              4.73
                  57                   5.04                       4.97              4.89              4.78
                  58                   5.13                       5.05              4.96              4.84
                  59                   5.22                       5.13              5.04              4.90
                  60                   5.31                       5.22              5.11              4.96
                  61                   5.42                       5.31              5.19              5.02
                  62                   5.52                       5.41              5.27              5.08
                  63                   5.64                       5.51              5.36              5.14
                  64                   5.76                       5.62              5.44              5.20
                  65                   5.90                       5.73              5.53              5.27
                  66                   6.04                       5.85              5.62              5.33
                  67                   6.19                       5.98              5.72              5.39
                  68                   6.36                       6.11              5.82              5.45
                  69                   6.53                       6.25              5.91              5.51
                  70                   6.72                       6.39              6.01              5.56
                  71                   6.92                       6.54              6.11              5.61
                  72                   7.14                       6.69              6.21              5.67
                  73                   7.37                       6.85              6.31              5.71
                  74                   7.62                       7.01              6.40              5.75
                  75                   7.88                       7.18              6.49              5.79
                  76                   8.16                       7.35              6.58              5.83
                  77                   8.46                       7.52              6.67              5.86
                  78                   8.79                       7.70              6.75              5.89
                  79                   9.13                       7.87              6.83              5.91
                  80                   9.51                       8.05              6.90              5.93
--------------------------------------------------------------------------------------------------------------


Basis of Computation - The actuarial basis for the annuity rates contained in this Table IV, is the 1983a Annuity Mortality Table for males, without projection, set back 5 years, with an assumed interest rate of 4% per annum.






                              APPENDIX (continued)

                          TABLES OF ANNUITY RATES UNDER
                         VARIABLE ANNUITY PAYMENT OPTION

                             TABLE V - FEMALE RATES


                                      LIFE                      LIFE ANNUITY WITH PERIOD CERTAIN
                  Age               ANNUITY                   120 Months        180 Months       240 Months
--------------------------------------------------------------------------------------------------------------
                  40                   3.90                       3.90              3.89              3.88
                  41                   3.93                       3.92              3.92              3.91
                  42                   3.96                       3.95              3.95              3.94
                  43                   3.99                       3.98              3.97              3.96
                  44                   4.02                       4.01              4.01              3.99
                  45                   4.06                       4.05              4.04              4.02
                  46                   4.09                       4.08              4.07              4.06
                  47                   4.13                       4.12              4.11              4.09
                  48                   4.17                       4.16              4.15              4.13
                  49                   4.21                       4.20              4.19              4.16
                  50                   4.26                       4.24              4.23              4.20
                  51                   4.30                       4.29              4.27              4.24
                  52                   4.35                       4.34              4.32              4.28
                  53                   4.40                       4.39              4.36              4.33
                  54                   4.46                       4.44              4.41              4.37
                  55                   4.52                       4.49              4.46              4.42
                  56                   4.58                       4.55              4.52              4.47
                  57                   4.64                       4.61              4.58              4.52
                  58                   4.71                       4.68              4.64              4.57
                  59                   4.78                       4.75              4.70              4.63
                  60                   4.86                       4.82              4.77              4.69
                  61                   4.94                       4.89              4.84              4.75
                  62                   5.03                       4.98              4.91              4.81
                  63                   5.12                       5.06              4.98              4.87
                  64                   5.22                       5.15              5.06              4.94
                  65                   5.32                       5.24              5.14              5.00
                  66                   5.43                       5.34              5.23              5.07
                  67                   5.55                       5.45              5.32              5.14
                  68                   5.68                       5.56              5.41              5.21
                  69                   5.81                       5.68              5.51              5.27
                  70                   5.96                       5.80              5.61              5.34
                  71                   6.11                       5.93              5.71              5.41
                  72                   6.28                       6.08              5.82              5.48
                  73                   6.46                       6.22              5.93              5.54
                  74                   6.65                       6.37              6.04              5.60
                  75                   6.86                       6.54              6.15              5.66
                  76                   7.09                       6.71              6.25              5.71
                  77                   7.33                       6.88              6.37              5.76
                  78                   7.60                       7.07              6.47              5.80
                  79                   7.89                       7.25              6.57              5.84
                  80                   8.20                       7.45              6.67              5.88
--------------------------------------------------------------------------------------------------------------

Basis of Computation - The actuarial basis for the annuity rates contained in this Table V, is the 1983a Annuity Mortality Table for females, without projection, set back 5 years, with an assumed interest rate of 4% per annum.





                              APPENDIX (continued)

                          TABLES OF ANNUITY RATES UNDER
                         VARIABLE ANNUITY PAYMENT OPTION

                             TABLE VI - UNISEX RATES


                                      LIFE                      LIFE ANNUITY WITH PERIOD CERTAIN
                  Age               ANNUITY                   120 Months        180 Months       240 Months
--------------------------------------------------------------------------------------------------------------
                  40                   4.01                       4.00              4.00              3.98
                  41                   4.05                       4.04              4.03              4.01
                  42                   4.08                       4.07              4.06              4.04
                  43                   4.12                       4.11              4.09              4.07
                  44                   4.16                       4.14              4.13              4.11
                  45                   4.20                       4.18              4.17              4.14
                  46                   4.24                       4.22              4.21              4.18
                  47                   4.28                       4.27              4.25              4.22
                  48                   4.33                       4.31              4.29              4.26
                  49                   4.38                       4.36              4.33              4.30
                  50                   4.43                       4.41              4.38              4.34
                  51                   4.49                       4.46              4.43              4.38
                  52                   4.55                       4.52              4.48              4.43
                  53                   4.61                       4.57              4.54              4.48
                  54                   4.67                       4.64              4.59              4.53
                  55                   4.74                       4.70              4.65              4.58
                  56                   4.81                       4.76              4.71              4.63
                  57                   4.89                       4.83              4.77              4.68
                  58                   4.96                       4.91              4.84              4.74
                  59                   5.05                       4.99              4.91              4.80
                  60                   5.14                       5.07              4.98              4.86
                  61                   5.23                       5.15              5.05              4.92
                  62                   5.33                       5.24              5.13              4.98
                  63                   5.43                       5.34              5.21              5.04
                  64                   5.55                       5.44              5.30              5.10
                  65                   5.67                       5.54              5.39              5.17
                  66                   5.80                       5.66              5.48              5.23
                  67                   5.94                       5.77              5.57              5.30
                  68                   6.09                       5.90              5.67              5.36
                  69                   6.25                       6.03              5.76              5.42
                  70                   6.42                       6.16              5.86              5.48
                  71                   6.60                       6.31              5.96              5.54
                  72                   6.79                       6.46              6.06              5.60
                  73                   7.00                       6.61              6.17              5.65
                  74                   7.23                       6.77              6.27              5.70
                  75                   7.47                       6.93              6.37              5.75
                  76                   7.73                       7.10              6.46              5.79
                  77                   8.01                       7.28              6.56              5.82
                  78                   8.31                       7.46              6.65              5.86
                  79                   8.63                       7.64              6.73              5.89
                  80                   8.98                       7.82              6.82              5.91
--------------------------------------------------------------------------------------------------------------

Basis of Computation - The actuarial basis for the annuity rates contained in this Table VI, is the 1983a Annuity Mortality Table, without projection, blended 60% males and 40% females, set back 5 years, with an assumed interest rate of 4% per annum.

                          Certificate of participation
                            issued in connection with
      Group flexible premium deferred annuity contract form no. TGP-711-197
                  Variable and fixed dollar settlement options
                          Separate Account Investments
                     Non-participating - No annual dividends


[GRAPHIC OMITTED]